                                                                    EXHIBIT 4(h)

                              EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 27th day of June, 1995, by and among Sterling Software, Inc. (the "Company") and the individuals and entities listed on the signature page hereto (the "Preferred Stockholders").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Preferred Stockholders own the respective number of shares of Series B Preferred Stock, par value $.10 per share, of the Company (the "Preferred Stock") set forth opposite their respective names on Exhibit A; and
                                                                ---------

     WHEREAS, the Preferred Stockholders desire to exchange an aggregate of 200,000 Preferred Shares (the "Preferred Shares") for warrants ("Warrants") to purchase an aggregate of 269,380 shares (the "Common Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock") at an exercise price of $36.50 per share.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Exchange.  The Preferred Stockholders hereby agree to assign
     ---------   --------
and transfer to the Company the number of Preferred Shares set forth on Exhibit
                                                                        -------
A, in exchange for which the Company agrees to issue and deliver to the
-
Preferred Stockholders Warrants to purchase the number of shares of Common Stock (the "Warrant Shares") set forth on Exhibit A at an exercise price of $36.50 per
                                    ---------
share. Simultaneously with each Preferred Stockholder's execution and delivery of this Agreement, such Preferred Stockholder shall deliver to the Company the certificates evidencing such stockholder's Preferred Shares.

     Section 2.  Terms of Warrants.  The Warrants will be fully exercisable
     ---------   -----------------
beginning on September 25, 1995 and will expire on June 26, 1997. All other terms of the Warrants shall be as set forth in the form of Common Stock Purchase Warrant attached hereto as Exhibit B.
                           ---------

     Section 3.  Investment Intent; Restricted Securities.  Each Preferred
     ---------   ----------------------------------------
Stockholder represents and warrants that he or it is acquiring the Warrants and shall be acquiring the Warrant Shares solely for his or its own account and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the "Act"), or any exemption from such registration is available. Each Preferred Stockholder realizes that the resale of the Warrants and the Warrant Shares is restricted by federal and state securities laws and, accordingly, the Warrants and the Warrant Shares must be held indefinitely unless the resale is subsequently registered under the Act, or an exemption from such registration is available for such resale. Holder acknowledges and understands that the Warrants and each of the Warrant Shares constitute "restricted securities" as that term is defined in Securities and Exchange Commission Rule 144. Holder acknowledges and consents that the certificates for the Warrant Shares will be, when issued, legended substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 COVERING SUCH SECURITIES, OR PURSUANT TO AN EXEMPTION THEREFROM, AND IN COMPLIANCE WITH OTHER APPLICABLE SECURITIES LAWS.

     Section 4.  Governing Law.  This Agreement shall be construed and enforced
     ---------   -------------
in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and the Preferred Stockholders have executed this Agreement as of the date first above written.

                                           STERLING SOFTWARE, INC.



                                           By:________________________________

                                           Its:_______________________________



                                           PREFERRED STOCKHOLDERS:


                                           Laurie L. Wyly Revocable Trust


                                           By:________________________________
                                                 Sam Wyly, Trustee


                                           Lisa Wyly Revocable Trust


                                           By:________________________________
                                                 Sam Wyly, Trustee

                                           Kelly Wyly Elliott Trust


                                           By:________________________________
                                                 Sam Wyly, Trustee


                                           Martha Caroline Wyly Trust


                                           By:________________________________
                                                 Charles J. Wyly, Jr., Trustee


                                           Charles J. Wyly, III Trust


                                           By:________________________________
                                                 Charles J. Wyly, Jr., Trustee


                                           Emily Ann Wyly Trust


                                           By:________________________________
                                                 Charles J. Wyly, Jr., Trustee


                                           Jennifer Lynn Wyly Trust


                                           By:________________________________
                                                 Charles J. Wyly, Jr., Trustee



                                           ___________________________________
                                           Evan A. Wyly

                                   EXHIBIT A


                                                       Number of Shares of
                                  Number of Shares of     Common Stock
                                    Preferred Stock    Underlying Warrants
              Name                     Exchanged         to be Received
--------------------------------  -------------------  -------------------
Laurie L. Wyly Revocable Trust           24,998               33,670
Lisa Wyly Revocable Trust                24,999               33,671
Kelly Wyly Elliott Trust                 24,998               33,670
Martha Caroline Wyly Trust               24,999               33,671
Charles J. Wyly, III Trust               24,999               33,671
Emily Ann Wyly Trust                     24,998               33,670
Jennifer Lynn Wyly Trust                 24,999               33,671
Evan A. Wyly                             25,010               33,686
                                        -------              -------
                                        200,000              269,380